EXHIBIT 10.12

                             EMPLOYMENT AGREEMENT


               This EMPLOYMENT AGREEMENT made this 22nd day of April, 1994, by and between AGREE REALTY CORPORATION, a Maryland corporation (the "Company"), and EDWARD ROSENBERG (the "Executive").


                            W I T N E S S E T H :


               WHEREAS, the Executive is expected to make certain contributions to the financial strength of the Company;

               WHEREAS, the Company desires to assure itself of the continuity of management and desires to establish certain compensation rights of certain of its key senior executive officers, including the Executive; and

               WHEREAS, the Company desires to employ the Executive and the Executive desires to accept such employment on the terms and conditions hereinafter set forth.

               NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the parties hereto hereby agree as follows:

               1. Employment; Term. The Company hereby employs the Executive as Senior Vice President of the Company and the Executive agrees to serve the Company in such capacity for the period commencing the date hereof (the "Effective Date") and ending on the third anniversary of the Effective Date (the "Initial Term").

               2. Termination. Subject to the terms and conditions set forth herein, the Executive's employment may be terminated by either party hereto upon thirty (30) days' written notice to the other party hereto.

               3. Duties. The Executive shall be responsible for the supervision, control and conduct of all the business and affairs of the Company and shall have such additional duties and any additional responsibilities as are normally assigned to a Senior Vice President which may from time to time be reasonably designated by the Board of Directors of the Company (the "Board"), provided that in no event shall the scope of his duties and the extent of his responsibilities be substantially different from the duties and responsibilities usually associated with those positions in a corporation similar in size and function to the Company. At all times, the Executive shall be subject to the direction of the Board. During the period the Executive is employed by the Company (the "Employment Period"), the Executive shall devote his full business time and best efforts to the business and affairs of the Company and its subsidiaries, except for any business activities rendered by the Executive in connection with the partnerships listed on Schedule A.

               4. Compensation. The Company shall pay the Executive a salary at the rate of seventy five thousand dollars ($75,000.00) per annum during the Employment Period, subject to the last sentence of this Section 4. Such compensation shall be payable in accordance with the usual payroll practices of the Company, as compensation to the Executive for the services rendered by the Executive hereunder, including, but not limited to, all services rendered by the Executive as an officer or director of the Company and its subsidiaries. The Board shall review the Executive's salary immediately prior to the end of each fiscal year during the Employment Period to determine whether the Executive's salary shall be increased based on such criteria as the Board or any committee thereof shall from time to time establish (for purposes of this Employment Agreement, the term "salary" shall mean the amount established and adjusted from time to time pursuant to this Section 4).

               5.     Benefits.

                      (a) The Company agrees to reimburse the Executive for all reasonable and necessary travel, business entertainment and other business expenses incurred by the Executive in connection with the performance of his duties under this Employment Agreement. Such reimbursements shall be made by the Company on a timely basis upon submission by the Executive of vouchers, in accordance with the Company's standard procedures. All such reimbursements shall be subject to limitations which may from time to time be prescribed by the Board.

                      (b) The Executive shall be entitled to participate in any and all life insurance, medical insurance, group health, disability insurance, and other benefit plans which are made generally available during the Employment Period by the Company to executives of the Company, including, but not limited to, the Company's Stock Incentive Plan, Profit Sharing Plan and Performance Bonus Plan (to the extent that the Executive qualifies under the eligibility provisions of such plan or plans). Additionally, the Executive shall be entitled to receive annual paid vacation and paid holidays made available pursuant to Company policy to all of the senior executives of the Company.

                      (c) In the event of the death or disability of the Executive, the Executive's employment hereunder shall terminate and in addition to any amounts payable at such time and in accordance with the terms of Paragraph 4 hereof (appropriately pro-rated), the Company shall, for the longer of (i) the remainder of the calendar year in which the Executive dies or becomes disabled or (ii) six (6) months, but in no event longer than the remainder of the Initial Term, pay to the Executive or the Executive's personal representative, as the case may be, the Executive's salary at the date of such death or disability. For the purposes hereof, the term "disability" shall mean the absence of the Executive, due to physical or mental illness, on a full-time basis for one hundred twenty (120) consecutive business days or for shorter periods which aggregate more than four months during any consecutive twelve (12) month period.


                      (d) In the event the employment of the Executive is terminated by the Company for any reason other than for cause (as defined below), the Executive shall be entitled to all amounts payable during the Initial Term (including, but not limited to, salary at the then applicable rate) within ten (10) days of such termination and the Executive shall have the right to continue to participate in all benefits plans made generally available by the Company to its executives during the Initial Term. For purposes of this Section 5(d) the term "cause" shall mean: (i) the Executive's willful failure or refusal to perform specific reasonable written directives of the Board, which directives are consistent with the scope and nature of the Executive's duties and responsibilities under this Employment Agreement, and which are not remedied by the Executive within sixty (60) days after being notified, in writing, of his failure by the Board; (ii) the Executive's conviction of a felony; (iii) any act of dishonesty involving the Company which results in an unjust gain or enrichment to the Executive at the expense of the Company; (iv) any act involving moral turpitude of the Executive which adversely affects the business of the Company; or (v) a material breach by the Executive of his obligations under Section 6 hereof.

                      (e) In the event this Employment Agreement is terminated by the Company for "cause," the Executive shall forfeit his right to any and all benefits (other than any previously vested benefits, including, without limitation, the Executive's salary through the date of termination) which the Executive would otherwise have been entitled to receive pursuant to the terms of this Employment Agreement.

               6. Non-Competition. The Executive agrees that (a) at all times during the Initial Term, if the Executive is terminated for "cause" or voluntarily terminates his employment hereunder and (b) at all times during the Employment Period, the Executive shall not engage in any business which is competitive with the then current business of the Company or any of its subsidiaries. For the purposes of this Paragraph 6, a business shall be deemed competitive if it consists of or includes any type or line of business engaged in by the Company or any of its subsidiaries at the time of such termination and which is conducted, in whole or in part, within those states where the Company then conducts business. The Executive shall be deemed, directly or indirectly, to engage in a business if he participates in such business as a director, officer, stockholder, employee, salesman, partner or individual proprietor, or if he participates in such business as an investor who has made advances on loan, contributions to capital or expenditures for the purchase of stock, permits his name to be used by, acts as a paid consultant or paid advisor to, or if the Executive exerts a controlling influence over such business, provided that nothing herein contained shall be deemed to preclude the purchase of securities of publicly owned companies which securities are listed on a national securities exchange, but the total holding of any such securities so listed shall be limited to five percent (5%) of the amount of such securities outstanding.

               7. Confidentiality. The Executive shall not at any time use or divulge, furnish or make accessible to anyone (other than in the regular course of the business of the Company or any of its subsidiaries) any knowledge or information of trade secrets and proprietary information which has not otherwise become publicly available (including, but not limited to, any information concerning customers or accounts) with respect to the business affairs of the Company or any of its subsidiaries.


               8. Notices. All notices relating to this Employment Agreement shall be in writing and shall be deemed to have been given at the time when delivered personally or sent in the United States by registered or certified mail, return receipt requested, in a postpaid envelope, addressed to the other party at the address set forth below, or to such changed address as the other party may have fixed by notice; provided, however, that any notice of change of address shall be effective only upon receipt:


               To the Company:               31850 Northwestern Highway
                                             Farmington Hills, Michigan 48334

                                                          -copy to-

                                             Kramer, Levin, Naftalis, Nessen,
                                               Kamin & Frankel
                                             919 Third Avenue
                                             New York, New York 10022
                                             Attn:  David P. Levin

               To the Executive:             6986 Pebble Creek Woods
                                             West Bloomfield, Michigan 48033


               9. Assignability, Binding Effect and Survival. This Employment Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, including without limitation any corporation which may acquire all or substantially all of the Company's assets and business or with or into which the Company may be consolidated or merged, and shall inure to the benefit of and be binding upon the Executive, his heirs, executors, administrators and legal representatives, provided that the obligations of the Executive hereunder may not be delegated.

               10. Complete Understanding; Amendment; Waiver. This Employment Agreement constitutes the complete understanding between the parties with respect to the employment of the Executive hereunder, and no statement, representation, warranty or covenant has been made by either party with respect thereto except as expressly set forth herein. This Employment Agreement shall not be altered, modified, amended or terminated except by written instrument signed by each of the parties hereto. Waiver by either party hereto of any breach hereunder by the other party shall not operate as a waiver of any other breach, whether similar to or different from the breach waived. No delay on the part of the Company or the Executive in the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by the Company or the Executive of any such right or remedy shall preclude other or further exercise thereof.

               11. Severability. If any provision of this Employment Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Employment Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be enforced to the fullest extent permitted by law.

               12. Governing Law. This Employment Agreement shall be governed and construed in accordance with the internal laws of the State of Michigan without regard to conflict of laws provisions.

               13. Indemnification. The Company shall indemnify the Executive against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred, in any action or proceeding to which the Executive is made a party by reason of the fact that he is or was an officer or director of the Company, to the fullest extent permitted by law, the By-laws of the Company and the Articles of Incorporation of the Company.

               14. Counterparts. This Employment Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all parties hereto.

               15. Titles and Captions. All paragraph, article or section titles or captions in this Employment Agreement are for convenience only and in no way define, limit, extend or describe the scope or intent of any provisions hereof.

               IN WITNESS WHEREOF, each of the parties hereto has duly executed this Employment Agreement as of the date first above written.


                           AGREE REALTY CORPORATION



                                            By:  /s/ Richard Agree
                                                 ----------------------------
                                                 Name:  Richard Agree
                                                 Title:   President



                                                 /s/ Edward Rosenberg
                                                 ----------------------------
                                                     Edward Rosenberg